EXHIBIT 99.1

                      ADVO Reports Fourth Quarter Results

     WINDSOR, Conn.--(BUSINESS WIRE)--Oct. 21, 2004--ADVO, Inc. (NYSE: AD) today reported that revenue for its fourth fiscal quarter ended September 25, 2004 grew to $320.3 million, an increase of $25.1 million, or 8.5%, over the prior year quarter. Diluted E.P.S. for the quarter was $0.41, including the expected additional distribution expense and start-up costs related to the Company's recently announced expansions in Southern California and Pittsburgh, as well as minor negative impacts from the Florida hurricanes. For the full fiscal year 2004, revenues were $1,245.8 million, up 7.1% over prior year, and E.P.S. was $1.59 as reported, and $1.70 excluding charges in the first and third quarters of $0.03 and $0.08, respectively.
     The Company's fourth quarter revenue growth was driven by continued strength in advertising piece volumes, which were up 9.2% over the prior year quarter, to 7.8 billion pieces. Total shared advertising packages were up 8.3%, driven by growth in the frequency and reach of advertising programs in response to client demand. Pieces per package and revenue per piece each grew 0.8%. As anticipated, the Company's September expansions in Southern California and Pittsburgh increased the number of advertising packages distributed, and reduced pieces per package. Excluding the effect of these expansions, total packages increased 6.2%, and pieces per package increased 2.1% (see table below).
     Gross margin was up $4.3 million in the fourth quarter versus the prior year period despite $2.4 million of additional distribution costs in Southern California and Pittsburgh. As expected, these expansions negatively impacted gross margin as a percent of revenue, which was down 0.7 percentage points. Excluding the expansions, gross margin was up $6.0 million, and flat as a percent of revenue versus prior year. SG&A for the quarter was $59.1 million, significantly less than recent quarterly run-rates, but up $4.0 million versus the prior year period. Year-over year increases in SG&A included investments in the Company's selling capabilities, and new systems implementations. The Company's balance sheet showed continued strength, with the only outstanding debt $125.2 million of 10-year notes, $30.3 million in cash, and record shareholders equity of $141.8 million.
     ADVO Board Member, Bobbie Gaunt, who was ADVO's Interim CEO, stated, "Our results demonstrate the continuing success and evolution of our growth strategy. This quarter we began important investments in the future to fulfill significant growth opportunities in Southern California and Pittsburgh. I am pleased to report the start-up of these programs was executed by our associates exceptionally well. They are anchored by strong, marquee advertisers including Albertsons, Giant Eagle, and Food Lion. These clients provided important "base player" content from which to grow and develop the new programs, and our sales efforts are off to a strong start. Importantly, our core revenue momentum in other markets across the country continues to be very strong, with our growth continuing to be broad-based across geographies and categories. Given our fourth quarter results, we remain comfortable with our ability to achieve full-year fiscal 2005 E.P.S. in line with previous guidance of $1.80-1.85."
     Ms. Gaunt continued, "We are also pleased the Company is beginning fiscal 2005 under the leadership of Scott Harding, as its new CEO. His depth of experience in the industry coupled with his entrepreneurial spirit and demonstrated success, make him the right person to drive ADVO's growth now and into the future."
     Scott Harding, ADVO's newly appointed CEO stated, "As we begin the new fiscal year, we will focus on building upon the growth momentum the business is beginning to demonstrate. I know first-hand from my experience as an advertiser the effectiveness and superior return on investment of ADVO's targeting. As a result, we have a unique competitive advantage that delivers significant value to the marketplace. I look forward to leading the Company to realize its full potential with a strong focus on delivering both top and bottom-line results."

     The Company will hold an analyst conference call to discuss its fourth quarter earnings today at 5:15-6:00 p.m. ET. The call in number is 800-565-5442, and the replay number is 888-203-1112 (access code #944028). The replay will be available until midnight November 21, 2004. The call will also be available via webcast through the Investor Relations section of ADVO's website at www.advo.com.

Key Statistics - 4Q04 Results and Growth vs. 4Q03
-------------------------------------------------



                                                             Total
                                                            Adjusted
                                          New                For So.
                                        Southern    New     Cal. and
                                      California Pittsburgh Pittsburgh
                                         Weekend  Mid-Week   ("Same
                                          (Began   (Began    Program"
                              Total      9/16/04) 9/14/04)  Results*)
                           -------------------------------------------
Advertising Pieces
 (millions)                  7,772.2       25.5       25.8    7,720.9
Advertising Piece Growth         9.2%                             8.4%

Advertising Packages
 (millions)                    935.8       12.7        4.9      918.1
Ad Package Growth                8.3%                             6.2%

Pieces per Package               8.3        2.0        5.3        8.4
Pieces per Package Growth        0.8%                             2.1%

Revenue per Thousand Pieces   $37.91      33.51      36.56     $37.92
Revenue per Piece Growth         0.8%                             0.8%

% Underweight                   21.6%      65.6%      35.0%      20.8%
Percentage Point Decrease
 (Increase)                    0.6pp                            1.3pp

* "Same Program" Results reflect ADVO's shared mail program revenue statistics for all geographies and frequencies except the new start-up programs in Southern California and Pittsburgh


Diluted Earnings per Share: Reconciliation of
GAAP to Non-GAAP Measures*


                                                   Twelve Months Ended
                                                   -------------------
                                                   September September
                                                      25,       27,
                                                     2004      2003
                                                   --------- ---------
Diluted Earnings per share - As Reported              $1.59     $1.64
Charge - CEO Departure (3Q04)                          0.08        --
Charge - Refinancing (1Q04)                            0.03        --
                                                   --------- ---------
Diluted Earnings per share - Pro Forma                $1.70     $1.64
                                                   ========= =========
* This non-GAAP financial measure reconciliation is provided because management believes the charges the Company incurred in its first and third quarters of fiscal 2004 are not directly related to operating results for the period, and that reconciling E.P.S. in this manner facilitates comparisons to prior period results. The non-GAAP E.P.S. measure is also comparable to earnings forecasts made by securities analysts and others, which have generally excluded these special items. The above non-GAAP E.P.S. calculation should not be considered a substitute for GAAP E.P.S.

     This report contains certain forward looking statements regarding the Company's results of operations and financial position within the meaning of Sections 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements are based on current information and expectations and are subject to risks and uncertainties which could cause the Company's actual results to differ materially from those in the forward looking statements. The Company's business is promotional in nature, and ADVO serves its clients on a "just in time" basis. As a result, fluctuations in the amount, timing, pages, weight, and kinds of advertising pieces can vary significantly from week to week, depending on its customers' promotional needs, inventories, and other factors. In any particular quarter these transactional fluctuations are difficult to predict, and can materially affect the Company's revenue and profit results. The Company's business contains additional risks and uncertainties which include, but are not limited to: general changes in customer demand and pricing; the possibility of consolidation in the retail sector; the impact of economic or political conditions on advertising spending and the Company's distribution system; postal and paper prices; possible governmental regulation or legislation affecting aspects of the Company's business; the efficiencies achieved with technology upgrades; the amount of shares the Company repurchases in the future under its buyback program; fluctuations in interest rates related to the outstanding debt; and other general economic factors.

     ADVO, Inc. (NYSE: AD) is the largest targeted in-home print advertising company in the United States, with annual revenues in excess of $1.2 billion. The Company's shared mail advertising programs reach, on average, 67 million US households weekly, and 112 million households monthly. This includes its core ShopWise(TM) branded programs, and the reach of its ADVO National Network Extension (A.N.N.E.) program. Additionally, the Company's SuperCoups(R) advertising solutions provide targeted advertising for local neighborhood businesses. ADVO launched the America's Looking For Its Missing Children(R) program in partnership with the National Center for Missing & Exploited Children and the United States Postal Service in 1985, and ADVO's missing child cards are responsible for safely recovering 133 children. ADVO has 23 mail processing facilities and 34 sales offices nationwide and in Canada. ADVO's corporate headquarters are located at One Targeting Centre, Windsor, Connecticut 06095, and the Company can be visited at its Web site at www.advo.com.


                                   ADVO, Inc.
                        Results of Operations (Unaudited)
                    Quarter and Year Ended September 25, 2004
                      (In thousands, except per share data)




                              Quarter Ended          Year Ended
                           ------------------- -----------------------
                           Sept. 25, Sept. 27,  Sept. 25,   Sept. 27,
                              2004      2003       2004        2003
                           --------- --------- ----------- -----------

Revenues                   $320,271  $295,184  $1,245,838  $1,163,113

Cost of sales               239,588   218,791     915,767     859,223

Selling, general &
 administrative              59,077    55,086     249,093     222,248
                           --------- --------- ----------- -----------

Operating Income             21,606    21,307      80,978      81,642

Interest (expense)           (1,407)   (1,286)     (5,364)     (7,356)
Write-off debt issue costs      ---       ---      (1,401)        ---
Other income / (expense),
 net                            276       259       1,919       1,123
                           --------- --------- ----------- -----------

Income before income taxes   20,475    20,280      76,132      75,409

Provision for income taxes    7,755     6,195      27,408      25,865
                           --------- --------- ----------- -----------
Net Income                  $12,720   $14,085     $48,724     $49,544
                           ========= ========= =========== ===========


Basic earnings per share      $0.42     $0.47       $1.61       $1.67
                           ========= ========= =========== ===========

Diluted earnings per share    $0.41     $0.46       $1.59       $1.64
                           ========= ========= =========== ===========

Weighted average basic
 shares:                     30,534    29,817      30,193      29,749
Weighted average diluted
 shares:                     30,894    30,395      30,680      30,129


                                   ADVO, Inc.
                     Consolidated Balance Sheets (Unaudited)
                                 (In thousands)

                                        September 25,   September 27,
                                            2004            2003
                                        ------------    -------------
Assets
Current assets:
 Cash and cash equivalents                 $ 30,284         $ 17,012
 Accounts receivable, net                   149,606          122,104
 Inventories                                  2,123            2,491
 Prepaid expenses and other current
  assets                                      7,788           10,875
 Deferred income taxes                       15,484           12,496
                                        ------------    -------------
   Total Current Assets                     205,285          164,978

Property, plant and equipment - net         177,937          143,025
Investment in deferred compensation
 plan                                        12,800           11,106
Goodwill                                     22,514           22,242
Other assets                                  8,873           12,130
                                        ------------    -------------

   Total Assets                           $ 427,409        $ 353,481
                                        ============    =============

Liabilities
Current liabilities:
 Current portion of long-term debt            $ ---         $ 36,250
 Accounts payable                            51,880           36,581
 Accrued compensation and benefits           28,050           25,286
 Customer advances                            8,650            4,991
 Federal and state income taxes
  payable                                     3,405           10,398
 Accrued other expenses                      24,088           20,559
                                        ------------    -------------
   Total Current Liabilities              $ 116,073         $134,065

Long-term debt                              125,159           94,000
Deferred income taxes                        25,330           19,765
Deferred compensation plan                   13,821           11,917
Other liabilities                             5,205            4,666

Stockholders' Equity

 Preferred Stock, $.01 par value                ---              ---
 Common Stock, $.01 par value                   310              200
 Additional paid-in capital                 160,145          137,252
 Unamortized deferred compensation           (1,878)          (1,628)
 Accumulated (deficit) earnings              (9,073)         (44,384)
 Common stock held in treasury at
  cost                                       (6,547)          (1,716)
 Common stock held in deferred
  compensation trust                         (1,022)            (811)
 Accumulated other comprehensive
  (loss) income                                (114)             155
                                        ------------    -------------

   Total Stockholders' Equity             $ 141,821         $ 89,068
                                        ------------    -------------

   Total Liabilities and Stockholders'
    Equity                                $ 427,409        $ 353,481
                                        ============    =============

                                   ADVO, Inc.
                Consolidated Statements of Cash Flows (Unaudited)
                                 (In thousands)

                                         Year ended       Year ended
                                      September 25,     September 27,
                                           2004              2003
                                        ------------    -------------
Cash flows from operating activities:
 Net income                                $ 48,724         $ 49,544

Adjustments to reconcile net income
 to net cash flows provided by
 operating activities:
 Depreciation                                35,901           33,671
 Amortization of intangibles and
  deferred compensation                       1,703            1,715
 Amortization of debt issue costs               627              992
 Deferred income taxes                        2,811            7,688
 Provision for bad debts                      6,836            3,826
 Equity earnings from joint ventures         (2,601)          (1,476)
 Write off of debt issue costs                1,401              ---
 Other                                           53              248

Change in operating assets and
 liabilities, net of effects of
 acquisitions:
 Accounts receivable                        (34,408)          (5,217)
 Inventories                                    371              (61)
 Prepaid expenses and other current
  assets                                      2,650           (3,735)
 Investment in deferred compensation
  plan                                          491              (81)
 Other assets                                 3,917              402
 Accounts payable                            15,385            3,572
 Accrued compensation and benefits            2,769              461
 Deferred compensation plan                    (491)              81
 Customer advances                            3,653           (2,182)
 Federal and state income taxes
  payable                                      (954)           5,933
 Other liabilities                            3,580           (3,458)
                                        ------------    -------------
   Net cash provided by operating
    activities                               92,418           91,923

Cash flows from investing activities:
 Acquisitions, net of cash acquired            (220)              19
 Expenditures for property, plant and
  equipment                                 (70,955)         (49,212)
 Proceeds from disposals of property,
  plant and equipment                            97              675
 Distributions from equity joint
  ventures                                    2,559            1,197
                                        ------------    -------------

   Net cash used by investing
    activities                              (68,519)         (47,321)

Cash flows from financing activities:
 Payments on term loan                     (101,250)         (22,500)
 Revolving line of credit - net             (29,000)         (16,500)
 Proceeds on private placement notes        125,000              ---
 Note payable                                   ---           (1,715)
 Proceeds from exercise of stock
  options                                    15,231            1,645
 Treasury stock transactions                 (5,179)            (922)
 Payment of debt issue costs                 (2,213)             ---
 Cash dividends paid                        (13,275)             ---
                                        ------------    -------------
   Net cash used by financing
    activities                              (10,686)         (39,992)

Effect of exchange rate changes on
 cash and cash equivalents                       59              121

Change in cash and cash equivalents          13,272            4,731

Cash and cash equivalents at
 beginning of year                           17,012           12,281

Cash and cash equivalents at end of
 year                                      $ 30,284         $ 17,012


     CONTACT: ADVO, Inc.
              Chris Hutter, 860-285-6424